                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                             FORM 8-K/A

                           AMENDMENT NO. 1

                                 TO

                           CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):      January 13, 1998


                    TriQuint Semiconductor, Inc.
----------------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)


        Delaware                   0-22660               95-3654013
-----------------------------  ----------------  --------------------------
(State or other jurisdiction     (Commission           (IRS Employer
    of incorporation)            File Number)       Identification No.)



         2300 NE Brookwood Parkway, Hillsboro, Oregon  97124
----------------------------------------------------------------------------
         (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (503) 615-9000
                                                     -----------------------
                           Not applicable
----------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

     The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on January 27, 1998 (the "Form 8-K") as set forth in the pages attached hereto:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following financial statements of the business acquired are attached hereto:

     Report of Independent Accountants . . . . . . . . . . . . . . . . . .   F-1

     Statement of Assets to be Acquired and Liabilities to be Assumed,
     December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2

     Statement of Direct Revenues and Direct Operating Expenses for the
     year ended December 31, 1997. . . . . . . . . . . . . . . . . . . . .   F-3

     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .   F-4

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma consolidated condensed financial statements are attached hereto:

     Unaudited Pro Forma Consolidated Condensed Financial Data
     As of and for the year ended December 31, 1997. . . . . . . . . . . .  F-16

     Unaudited Pro Forma Consolidated Condensed Balance Sheet Data
     December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17

     Unaudited Pro Forma Consolidated Condensed Statement of Operations
     Data Year ended December 31, 1997 . . . . . . . . . . . . . . . . . .  F-18

     Notes to Unaudited Pro Forma Consolidated Condensed Financial
     Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-19


     (c)  Exhibits.

          Exhibit No.         Description

          2.1* Asset Purchase Agreement, dated as of January 8, 1998, by and between Raytheon TI Systems,
                              Inc. and the Company, and
                              related exhibits.

          23.1                Consent of Coopers & Lybrand, L.L.P.
                              Independent Public Accountants

          99.1*               Press release of the Company
                              dated January 13, 1998

*Previously filed.

                             SIGNATURES


          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TRIQUINT SEMICONDUCTOR, INC.



Dated:  March 27, 1998                  By:  /s/  Steven J. Sharp
                                             ---------------------------
                                             STEVEN J. SHARP,
                                             President, Chief
                                             Executive Officer and
                                             Chairman (Principal
                                             Executive Officer)



Dated:  March 27, 1998                  By:  /s/  Edward C.V. Winn
                                             ---------------------------
                                             EDWARD C.V. WINN,
                                             Executive Vice
                                             President, Finance and
                                             Administration, Chief
                                             Financial Officer and
                                             Secretary (Principal
                                             Financial and
                                             Accounting Officer)

                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Shareholders of Raytheon Company:

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the MMIC Business of Raytheon TI Systems, Inc. (the "MMIC Business" as defined in Note 1) as of December 31, 1997, and the related statement of direct revenues and direct operating expenses for the year then ended. These financial statements are the responsibility of the management of Raytheon TI Systems, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared for the purpose of substantially complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the report on Form 8-K of TriQuint Semiconductor, Inc. as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the MMIC Business.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the MMIC Business as of December 31, 1997, and its direct revenues and direct operating expenses for the year then ended, in conformity with generally accepted accounting principles.

                                       /s/ Coopers & Lybrand L.L.P.

Dallas, Texas
February 27, 1998

                     MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
         STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                               DECEMBER 31, 1997

                                     ASSETS

Current assets:
  Accounts receivable, net                               $   5,789,435
  Inventories                                                4,548,973
                                                         -------------
     Total current assets                                   10,338,408
                                                         -------------
Property and equipment, at cost                             78,737,215
  Less accumulated depreciation                            (62,255,488)
                                                         -------------
  Property and equipment, net                               16,481,727
                                                         -------------
     Total assets                                        $  26,820,135
                                                         -------------
                                                         -------------

                          LIABILITIES AND NET ASSETS

Current liabilities:
  Accounts payable                                       $   1,777,777
  Accrued  expenses                                          1,982,143
                                                         -------------
     Total current liabilities                               3,759,920
                                                         -------------
       Total liabilities                                     3,759,920
                                                         -------------
Commitments and contingencies (Notes 9 and 10)

Net assets                                               $  23,060,215
                                                         -------------
                                                         -------------

     The accompanying notes are an integral part of the financial statements.

                     MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
             STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES
                        FOR THE YEAR ENDED DECEMBER 31, 1997

Direct revenues, net                                          $  23,802,560

Direct operating expenses:
  Costs of revenues                                              17,835,117
  Research and development                                        6,260,488
  Marketing, general and administrative                           1,822,013
                                                              -------------
     Total direct operating expenses                             25,917,618
                                                              -------------
Direct operating expenses in excess of direct revenues        $  (2,115,058)
                                                              -------------
                                                              -------------

     The accompanying notes are an integral part of the financial statements.

                      MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                            NOTES TO FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

     Raytheon TI Systems, Inc. ("RTIS") and TriQuint Semiconductor, Inc. (the "Buyer" or "TriQuint") entered into a definitive agreement (the "Agreement") on January 8, 1998 under which, on the contractually designated closing date, the Buyer acquired certain assets and liabilities relating to the Gallium Arsenide ("GaAs") foundry and Monolithic Microwave Integrated Circuit ("MMIC") business of the R/F Microwave Business Unit of RTIS including RTIS' GaAs Operations Group, RTIS' Microwave GaAs Products Business Unit, the MMIC component of RTIS' Microwave Integrated Circuits Center of Excellence and the MMIC research and development component of RTIS' Systems Component Research Laboratory (collectively referred to as the "MMIC Business"). The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the direct revenues and direct operating expenses of the MMIC Business based upon the structure of the transaction as described in the Agreement; this transaction is herein referred to as the "Acquisition."

     The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase and are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the MMIC Business had operated as a stand-alone company. The accompanying financial statements, rather than full audited financial statements, are presented because the MMIC Business was not operated as a stand-alone business within the Defense Business of Texas Instruments ("TI") for periods prior to July 11, 1997 or RTIS subsequent to July 11, 1997 and historically, assets used in the MMIC Business were used as an integral part of the TI and RTIS operations to provide MMIC-based goods and services for use in higher level products produced by the TI Defense Business and RTIS, such as radar and communications systems, with such activity accounted for largely as internal cost transfers without any formal contracts, billing or revenue tracking. Because the MMIC Business was not operated as a stand-alone business, the presentation does not include certain indirect expenses of the MMIC Business. In addition, all intercompany balances and transactions have been excluded from the financial statements. Therefore, the accompanying financial statements are not representative of the complete results of operations of the MMIC Business for the periods presented.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     The MMIC Business involves the design, development and production of advanced high power amplifiers and other devices used primarily in radar and communications systems. The MMIC Business operates in one industry segment, and the principal markets served include the military forces of the United States, aerospace prime contractors, international military customers and commercial customers who procure components and subsystems.

     RTIS provides various services to the MMIC Business including, but not limited to, general management, facilities management, human resources, data processing, security, payroll and employee benefits administration, financial, legal, tax, insurance administration, duplicating, telecommunications and other miscellaneous services. Expenses related to facilities management, data processing, security, duplicating and telecommunications have been allocated to the MMIC Business in the accompanying statement of direct revenues and direct operating expenses first on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenues, headcount, or other methodologies which comply with U.S. Government cost accounting standards. Where the allocations are based on headcount, the number of employees associated with the MMIC Business has been identified or estimated by management of RTIS based on its understanding of the Agreement, in order for such allocations to be made. In the opinion of management of RTIS, these methods of allocating indirect costs are reasonable; however, they do not necessarily equal the costs that the MMIC Business would have incurred on a stand-alone basis. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the MMIC Business on a stand-alone basis in the future. Expenses related to general management, human resources, payroll and employee benefits administration, financial, legal, tax, insurance administration, and other miscellaneous services have not been allocated to the MMIC Business in the accompanying financial statements.

     In the accompanying statement of direct revenues and direct operating expenses, direct operating expenses presented reflect overhead rates that have been retrofitted to reflect overhead rates specific to the MMIC Business, while direct revenues presented are derived from actual billings of the MMIC Business. Because the retrofitted overhead rates for the MMIC Business are higher than the RTIS overhead rates which were actually used during 1997, the direct revenues presented do not necessarily equal the revenues that the MMIC Business would have realized had it operated as a stand-alone company using its specific overhead rates.

     The MMIC Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by RTIS. Since cash and cash equivalents related to the operations of the MMIC Business will not be acquired by the Buyer, they are excluded from the statement of assets to be acquired and liabilities to be assumed. However, the accompanying statement of assets to be acquired and

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     liabilities to be assumed includes certain RTIS corporate property that will be acquired by the Buyer (see Notes 2 and 5).


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, in particular estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of direct revenues and direct operating expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.

     REVENUE RECOGNITION

     Revenues under long-term fixed price and fixed-price incentive contracts are recognized as deliveries are made or as performance targets are achieved. Revenues under long-term cost reimbursement contracts are recorded as costs are incurred and include estimated earned fees.

     Expected profits or losses on long-term fixed price contracts are based on management estimates of total sales values and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments resulting from such revisions are recorded in the periods in which the revisions are made. In certain cases the estimated sales values include amounts expected to be realized from contract adjustments or claims subject to negotiations. Losses on contracts are recorded in full as they are identified.

     Certain contracts contain cost or performance incentives or both. These incentives provide for increases in fees or profits for surpassing stated targets or other criteria, or for decreases in fees or profits for failure to achieve such targets or other criteria. Performance incentives are included in sales at the time there is sufficient information to relate actual performance to targets or other criteria.

     ACCOUNTS RECEIVABLE

     Accounts receivable include amounts due from commercial customers and the United States Government principally related to long-term contracts and programs, as well as unreimbursed costs and fees. Unreimbursed costs and fees relate to accrued but unbilled revenues under long-term cost reimbursement contracts. These amounts are billed in

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     accordance with contract terms. Amounts billed under retainage provisions of contracts are not significant and substantially all amounts are collectible within one year.

     INVENTORIES

     Inventories related to long-term contracts are stated at actual production costs, including manufacturing overhead and special tooling and engineering costs, reduced by amounts identified with revenues recognized on units delivered or with progress completed. Such inventories are reduced by charging any amounts in excess of estimated realizable value to cost of revenues. The costs attributed to units delivered under long-term contracts are based on the estimated average cost of all units to be produced under existing contracts and are determined under the learning curve concept, which anticipates a predictable decrease in unit costs as tasks and production techniques become more efficient through repetition.

     PROPERTY AND EQUIPMENT

     Pursuant to the Agreement, property and equipment owned by RTIS which is located in Dallas, Texas, and used in connection with the MMIC Business, has been purchased by the Buyer, and the cost and related accumulated depreciation of such property and equipment is included in the accompanying financial statements.

     Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed primarily using the double declining-balance method over the estimated useful lives of the related assets. Fully depreciated assets are written off against accumulated depreciation. Maintenance and repairs are charged to expense and any gain or loss on the retirement of assets is recognized currently. Recoverability of property is periodically evaluated by assessing whether the net book value can be recovered over its remaining life through undiscounted cash flows generated by the asset.

     INCOME TAXES

     No provision or benefit for income taxes has been provided in the accompanying statements of direct revenues and direct operating expenses due to the fact that the MMIC Business was not operated as a stand-alone company and no allocation of RTIS' income tax provision/benefit has been made to the MMIC Business.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.   ACCOUNTS RECEIVABLE:

     As of December 31, 1997, accounts receivable are comprised as follows:

     Commercial                                                  $  4,249,046
     United States Government                                         777,399
     Receivable from RTIS for assumption of incentive
       obligations                                                    808,740
                                                                 ------------
        Total                                                       5,835,185

     Less allowance for doubtful accounts                             (45,750)
                                                                 ------------
     Accounts receivable, net                                    $  5,789,435
                                                                 ------------
                                                                 ------------

4.   INVENTORIES:

     As of December 31, 1997, inventories are comprised as follows:

     Raw materials and purchased parts                           $  1,258,966
     Work in process                                                2,755,509
     Finished goods                                                   534,498
                                                                 ------------
     Total                                                       $  4,548,973
                                                                 ------------
                                                                 ------------

     Advertising costs incurred in connection with marketing products of the MMIC Business are charged to expense as incurred. Such costs totaled approximately $597,000 for the year ended December 31, 1997. Cash received from direct sales of MMIC Business products was approximately $23,134,000 for the year ended December 31, 1997.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


5.   PROPERTY AND EQUIPMENT:

     As of December 31, 1997, property and equipment are comprised as follows:

                                               Estimated Life
                                                 (in years)
                                               ---------------
     Machinery and equipment                       10 - 13         $  61,726,646
     Furniture and fixtures                        10 - 20            10,133,377
     Computer software and hardware                 3 - 6              5,122,402
     Equipment under construction                    N/A               1,754,790
                                                                  --------------
         Total                                                        78,737,215

     Less accumulated depreciation                                   (62,255,488)
                                                                  --------------
     Property and equipment, net                                   $  16,481,727
                                                                  --------------
                                                                  --------------

     Depreciation expense for the year ended December 31, 1997 was approximately $5,673,000.

     Concurrent with the closing of the Acquisition, RTIS and TriQuint Semiconductor Texas, Inc. ("TSTI"), a wholly-owned subsidiary of TriQuint, entered into certain sublease agreements (the "Subleases") whereby RTIS agreed to sublease to TSTI space occupied by the MMIC Business in RTIS' North Building and its Research East building. The Subleases contain certain renewal options and escalation clauses. Under the terms of the Subleases, TSTI will pay RTIS a monthly rental based upon the ratio of net square feet occupied by the MMIC Business (the "Sublease Premises") divided by the square feet of the premises in which the Sublease Premises are located. Minimum rental commitments under the Subleases as of December 31, 1997 are as follows:

                              1998           $  1,332,815
                              1999              1,359,599
                              2000              1,782,320
                              2001              1,993,680
                              2002                996,840
                                             ------------
                              Total          $  7,465,254
                                             ------------
                                             ------------

     Rental expense allocated to the MMIC Business for the year ended December 31, 1997 was approximately $1,766,000.

     Pursuant to the Agreement, and within one year from the closing of the Acquisition, RTIS has agreed to cooperate with TriQuint to move those operations of the MMIC

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Business which are located in the Research East Building to the North Building where the rest of the operations of the MMIC Business are located. RTIS has agreed to reimburse TriQuint up to $8,764,000 for TriQuint's reasonable out-of-pocket expenses in connection with the move as well as the cost of constructing and demising walls and other improvements in the North Building. Any leasehold improvements resulting from the move and payments from RTIS to TriQuint will be owned by TriQuint.


6.   ACCRUED EXPENSES:

     As of December 31, 1997, accrued expenses are comprised as follows:

     Accrued retention and incentive bonuses (payable on
       behalf of RTIS)                                             $    808,740
     Accrued payroll and benefits                                       677,226
     Stock option liability as required by asset purchase
       agreement                                                        496,177
                                                                   ------------
     Total                                                         $  1,982,143
                                                                   ------------
                                                                   ------------

7.   PENSION AND HEALTH CARE PLANS:

     The employees of the MMIC Business participate in RTIS pension and retiree health care benefit plans. Pursuant to the Agreement, liabilities pertaining to participation by such employees of the MMIC Business in RTIS pension and retiree health care benefit plans are not assumed by the Buyer. Accordingly, such liabilities are excluded from the accompanying statement of assets to be acquired and liabilities to be assumed.


8.   STOCK OPTIONS:

     Certain employees of the MMIC Business have stock options outstanding under the Raytheon Company ("Raytheon") 1995 Stock Option Plan. The Raytheon stock options were granted to replace unvested stock options outstanding under the Long Term Incentive Plan of TI which were held by employees of TI's Defense Business and canceled upon the purchase of TI's Defense Business by Raytheon effective July 11, 1997. Under the Raytheon plan, the exercise price per share may not be less than 100 percent of the fair market value on the date of the grant. Substantially all of the options have a 10-year term and become exercisable over the four year period after the original grant date. Under the terms of the Agreement as they pertain to these plans, unvested Raytheon stock options held by employees of the MMIC Business will be canceled and replaced with TriQuint stock options.
     As of December 31, 1997, 29,305 Raytheon stock options held by employees of the MMIC Business were unvested.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Stock option transactions related to the MMIC Business were as follows for the year ended December 31, 1997:

                                                                    Weighted-
                                                                     Average
                                                        Number of    Exercise
     Options under TI plan:                              Options      Price
     ----------------------                             ---------   ----------
     Balance at December 31, 1996                         6,933      $  44.64
     Granted                                              9,840         67.69
     Forfeited                                              -             -
     Expired                                                -             -
     Exercised                                              -             -
                                                        -------      --------
     Balance at July 11, 1997                            16,773      $  58.16
                                                        -------      --------
                                                        -------      --------

                                                                    Weighted-
                                                                      Average
                                                      Number of      Exercise
     Options under Raytheon plan:                      Options         Price
     ----------------------------                     ---------     ---------
     Balance at July 11, 1997                            29,305        $33.32
     Granted                                                -             -
     Forfeited                                              -             -
     Expired                                                -             -
     Exercised                                              -             -
                                                        -------      --------
     Balance at December 31, 1997                        29,305        $33.32
                                                        -------      --------
                                                        -------      --------

     As required by SFAS No. 123, the following disclosures of hypothetical values for stock option awards are provided below.

     The weighted-average grant-date value of options granted during 1997 was estimated to be $31.38 for the TI plan and $24.75 for the Raytheon plan. These values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yields of 1.58% (TI plan) and 5.92% (Raytheon plan), expected volatility of 37% (TI plan) and 15% (Raytheon plan), risk-free interest rates of 6.36%
     (TI plan) and 5.71% - 6.57% (Raytheon plan), and expected lives of 6 years (TI plan) and 4 years (Raytheon plan). Had compensation expense been recorded based on these hypothetical values, the MMIC Business'
     1997 direct operating expenses in excess of direct revenues would have been $(2,389,015). Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Summarized information about stock options outstanding under the Raytheon stock option plan as of December 31, 1997 for current employees of the MMIC Business is as follows:

                         Options Outstanding
     ----------------------------------------------------------        Options Exercisable
                                            Weighted-Average       --------------------------
                            Number       ----------------------      Number
                         Outstanding      Remaining                Exercisable      Weighted-
                            as of        Contractual                  as of          Average
          Range of       December 31,       Life       Exercise    December 31,     Exercise
       Exercise Prices      1997         (in years)      Price         1997           Price
      ----------------   -----------     ----------    --------    -----------      ---------
      $20.41 to $38.78      29,305          8.58        $33.32        - 0 -            N/A

9.   RISK CONCENTRATIONS, COMMITMENTS AND CONTINGENCIES:

     CREDIT RISK

     Financial instruments which subject the MMIC Business to concentrations of credit risk primarily relate to accounts receivable. Contracts involving the U.S. Government do not require collateral or other security. However, ongoing credit evaluations of domestic non-U.S. Government customers are conducted. Generally collateral or other security is not required from these customers. International customers are generally required to furnish letters of credit or to make advance payments in amounts sufficient to limit the MMIC Business' credit risk to a minimal level. Historically, no significant credit-related losses have been incurred by the MMIC Business.

     MARKET CONCENTRATIONS AND EXPORT SALES

     Sales under United States Governmental contracts (including contracts for which the MMIC Business is either the prime contractor or a subcontractor) were approximately 15% of net sales for the year ended December 31, 1997. No single United States Government contract accounted for more than 2% of revenues. Revenues under United States Government prime contracts and subcontracts approximated $420,615 and $3,114,786, respectively, for the year ended December 31, 1997. Percentages of United States Government sales by contract type for the year ended December 31, 1997 were as follows:

               Cost                        5%
               Firm-fixed-price           95
                                         ---
               Total                     100%
                                         ---
                                         ---

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Export sales from the U.S. for the year ended December 31, 1997 were approximately as follows:

               Europe                        $  3,609,000
               Asia                               453,000
               Other                               57,000
                                             ------------
               Total                         $  4,119,000
                                             ------------
                                             ------------

     COMMITMENTS

     Pursuant to the Agreement, TriQuint acquired all of the rights and obligations of RTIS in connection with purchase orders relating to the MMIC Business which were outstanding at the closing of the Acquisition. These purchase orders relate primarily to raw materials and purchased parts for inventories and equipment under construction. As of December 31, 1997, open commitments for such purchase orders totaled $2,476,766.

     LITIGATION AND REGULATORY PROCEEDINGS

     The MMIC Business is subject to various lawsuits, claims and proceedings arising in the normal course of business. RTIS management believes the disposition of matters which are pending or asserted will not have a material adverse effect on the financial statements of the MMIC Business.

     RTIS is included among a number of U.S. defense contractors which are currently the subject of U.S. government investigations regarding alleged procurement irregularities. RTIS is unable to predict the outcome of the investigations at this time or to estimate the kinds or amounts of claims or other actions that could be instituted against the MMIC Business. Under present government procurement regulations, such investigations could lead to a government contractor being suspended or debarred from eligibility for awards of new government contracts. In the current environment, even matters that seem limited to disputes about contract interpretation can result in criminal prosecution. While criminal charges against contractors have resulted from such investigations, RTIS does not believe such charges would be appropriate in its case and has not, at any time, lost its eligibility to enter into government contracts or subcontracts under these regulations.

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


10.  SUPPLY AND SERVICES AGREEMENTS:

     SUPPLY AGREEMENT

     Concurrent with the closing of the Acquisition, RTIS and TriQuint Semiconductor Texas, Inc. ("TSTI"), a wholly-owned subsidiary of TriQuint, entered into a supply agreement (the "Supply Agreement") whereby TSTI agreed to provide, and RTIS agreed to purchase, various MMIC products, including related design services (collectively, the "MMIC Products"). Under the terms of the Supply Agreement, TSTI has agreed to continue using the historical wafer charging systems and cost estimating systems used by the MMIC Business immediately prior to the closing of the Acquisition for all MMIC Product orders for RTIS for a period of at least one year.

     For production or high volume production wafers sold to RTIS by TSTI, new orders (i.e. jobs that have not commenced as of the closing of the Acquisition) of $500,000 or more will be priced at estimated cost plus a fee of 14%. Such price will be adjusted based on actual costs upon completion, so that the final price will be the actual cost plus the applicable fee. If the actual cost exceeds the estimated cost, the fee will be decreased linearly to 4% of the estimated cost when the actual cost exceeds 120% of the estimated cost and will remain at 4% of the estimated cost thereafter. If the actual cost is less than the estimated cost, the fee will increase linearly to 24% of the actual cost when the actual cost equals 80% of the estimated cost and will remain at 24% of the actual cost thereafter. New orders of less than $500,000 and work in process as of the closing of the Acquisition will be priced at estimated cost plus a fee of 14%.

     Development wafers sold to RTIS by TSTI will be priced at estimated cost plus 10%. Orders for work in process for Research and Development ("RAD") contracts and Internal Research and Development ("IRAD") projects as well as pending RAD proposals as of the closing of the Acquisition will be priced at actual cost plus a fee of 8% of the estimated cost. New orders for RAD contracts and IRAD projects as well as pending IRAD projects will be priced at actual cost plus a fee of up to 15% of the estimated cost.

     Under the Supply Agreement, general RTIS requests for time and material services from TSTI will be priced at $115 per hour in 1998 and $120 per hour in 1999 for all TSTI labor.

     MASTER SERVICES AGREEMENT

     Concurrent with the closing of the Acquisition, RTIS and TSTI entered into a master services agreement (the "Services Agreement") whereby RTIS agreed to provide, and TSTI agreed to purchase, certain support, services and facilities (collectively, the "RTIS Services") including records retention services, cafeteria vending and catering services,

                    MMIC BUSINESS OF RAYTHEON TI SYSTEMS, INC.
                     NOTES TO FINANCIAL STATEMENTS, CONTINUED


     information technology services, facilities and maintenance services, calibration support services, human resource consulting, training materials, mail services and accounting and financial reporting services. Generally, the cost to TSTI for the RTIS Services will be the cost to RTIS including labor, out of pocket costs to third parties and a reasonable allocation for overhead costs.

                       TRIQUINT SEMICONDUCTOR, INC.

                      Unaudited Pro Forma Consolidated
                          Condensed Financial Data
                As of and for the year ended December 31, 1997

Raytheon TI Systems, Inc. (RTIS) and TriQuint Semiconductor, Inc. (TriQuint) entered into a definitive agreement (the Agreement) on January 8, 1998 under which, on the contractually designated closing date, TriQuint acquired certain assets and liabilities relating to the Gallium Arsenide (GaAs) foundry and Monolithic Microwave Integrated Circuit (MMIC) business of the R/F Microwave Business Unit of RTIS including RTIS' GaAs Operations Group, RTIS' Microwave GaAs Products Business Unit, the MMIC component of RTIS' Microwave Integrated Circuits Center of Excellence and the MMIC research and development component of RTIS' Systems Component Research Laboratory (collectively referred to as the MMIC Business). This transaction is herein referred to as the Acquisition.

The following unaudited pro forma consolidated condensed financial data has been derived from the respective historical financial statements. The historical financial statements of the MMIC Business present the assets to be acquired and liabilities to be assumed and the direct revenues and direct operating expenses of the MMIC Business based upon the structure of the transaction at and for the year ended December 31, 1997. The MMIC Business financial statements, rather than full audited financial statements, are presented because the MMIC Business was not operated as a stand-alone business within the Defense Business of Texas Instruments (TI) for periods prior to July 11, 1997 or RTIS subsequent to July 11, 1997 and, historically, assets used in the MMIC Business were used as an integral part of the TI and RTIS operations to provide MMIC-based goods and services for use in higher level products produced by the TI Defense Business and RTIS, such as radar and communications systems, with such activity accounted for largely as internal cost transfers without any formal contracts, billing or revenue tracking. Because the MMIC Business was not operated as a stand-alone business, the presentation does not include certain indirect expenses of the MMIC Business. In addition, all intercompany balances and transactions have been excluded from the financial statements. Therefore, the financial statements are not representative of the complete results of operations of the MMIC Business for the periods presented.

The unaudited pro forma consolidated condensed balance sheet financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on January 1, 1997.

In the opinion of management of TriQuint, all adjustments necessary to present fairly such unaudited pro forma consolidated condensed financial data have been made based on the terms and structure of the Acquisition. These unaudited pro forma consolidated condensed financial data are not necessarily indicative of what actual results would have been if the Acquisition had occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of TriQuint. These unaudited pro forma consolidated condensed financial data should be read in conjunction with the accompanying notes to the pro forma consolidated condensed financial data and the historical financial statements of TriQuint and the MMIC Business.

Prior to the Acquisition, the MMIC Business was operated as a part of RTIS. Management of RTIS allocated certain costs in preparation of the historical financial statements of the MMIC Business. These cost allocations do not necessarily reflect the actual costs that would have been incurred by the MMIC Business if it had been operated as a stand-alone business.

The adjustments to the unaudited pro forma consolidated condensed financial data are preliminary and are subject to adjustment based on the Agreement and the actual amounts of assets acquired and liabilities assumed as of the closing date, January 13, 1998.

                            TRIQUINT SEMICONDUCTOR, INC.

                Pro Forma Consolidated Condensed Balance Sheet Data
                                 December 31, 1997
                                    (Unaudited)
                                   (In thousands)

                                                                      MMIC
                                                   TRIQUINT         BUSINESS                                    PRO FORMA
                                                  HISTORICAL       HISTORICAL                                  CONSOLIDATED
                                                  DECEMBER 31,    DECEMBER 31,    PRO FORMA                    DECEMBER 31,
                   ASSETS                            1997            1997 (1)     ADJUSTMENTS      REFERENCES      1997
                                                  ------------    ------------    -----------      ----------  ------------
Cash, cash equivalents and investments              $ 24,463             --        (19,500)             B         24,963
                                                                                    20,000              E
Receivables                                           15,708          5,789             --                        21,497
Inventory                                             12,288          4,549             --                        16,837
Other current assets                                   1,551             --            377              C          1,928
Property, plant and equipment, net                    27,235         16,482          3,518              D         27,235
                                                                                   (20,000)             E
Other non-current assets                              40,173             --          3,037              D         43,210
                                                  ------------    ------------                                 ------------
         Total assets                               $121,418         26,820                                      135,670
                                                  ------------                                                 ------------
                                                  ------------                                                 ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                    $  8,737          1,778             --                        10,515
Accrued expenses                                       5,048          1,982            200              B          7,230
Long-term obligations                                 17,595             --             --                        17,595
Total shareholders' equity                            90,038             --         (9,208)             D        100,330
                                                                                    19,500              B
                                                  ------------    ------------                                 ------------

         Total liabilities and
         shareholders' equity                       $121,418                                                     135,670
                                                  ------------                                                 ------------
                                                  ------------                                                 ------------

         Net assets                                                 $23,060
                                                                  ------------
                                                                  ------------


(1) MMIC Business historical December 31, 1997 amounts represent only the assets to be acquired and liabilities to be assumed.


See accompanying notes to pro forma consolidated condensed financial data.

                            TRIQUINT SEMICONDUCTOR, INC.

           Pro Forma Consolidated Condensed Statement of Operations Data
                            Year ended December 31, 1997
                                    (Unaudited)
                  (In thousands, except share and per share data)

                                                                       MMIC
                                                    TRIQUINT         BUSINESS                                   PRO FORMA
                                                   HISTORICAL       HISTORICAL       PRO FORMA                 CONSOLIDATED
                                                      1997           1997 (2)       ADJUSTMENTS  REFERENCES        1997
                                                  -----------      -----------      -----------  ----------    ------------
Total revenues                                    $   71,367         23,803             --           I            95,170
                                                  -----------      -----------                                 ------------

Operating costs and expenses:
  Cost of goods sold                                 (40,028)       (17,835)            --        F, H, I        (57,863)
  Research, development and engineering              (11,518)        (6,261)            --          H, J         (17,779)
  Selling, general and administrative                (14,188)        (1,822)         1,413           E           (15,030)
                                                                                      (433)          D
                                                                                        --        F, H, J
                                                  -----------      -----------                                 ------------

      Total operating costs and expenses             (65,734)       (25,918)                                     (90,672)
                                                  -----------      -----------                                 ------------

      Income (loss) from operations                    5,633       $ (2,115)                                       4,498
                                                                   -----------
                                                                   -----------

Other income (expense), net                            2,117                                                       2,117
                                                  -----------                                                  ------------

      Income before income taxes                       7,750                                                       6,615

Income tax expense                                      (890)                                                       (890)
                                                  -----------                                                  ------------

      Net income                                  $    6,860                                                       5,725
                                                  -----------                                                  ------------
                                                  -----------                                                  ------------

Per share data:
  Net income:
    Basic                                               0.82            N/A             --                          0.62
    Diluted                                             0.75            N/A             --                          0.57

  Weighted average shares:
    Basic                                          8,373,310            N/A        844,613              G      9,217,923
    Diluted                                        9,108,215            N/A        873,871              G      9,982,086


(2) MMIC Business historical 1997 amounts represent only direct revenues and direct operating expenses.


See accompanying notes to pro forma consolidated condensed financial data.

                             TRIQUINT SEMICONDUCTOR, INC.

                          Notes to Pro Forma Consolidated
                              Condensed Financial Data
                                    (Unaudited)
                         (In thousands, except share data)

(A) The unaudited pro forma consolidated condensed balance sheet financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations financial data gives effect to the Acquisition on a purchase basis as if it had been consummated on January 1, 1997.

(B) TriQuint paid the following consideration for the Acquisition: $19,500 in cash, $19,500 in shares of TriQuint common stock (844,613 shares valued at $23.0875 per share). In addition, $200 of direct and incremental costs were incurred directly related to the Acquisition and are shown as a pro forma adjustment to accrued expenses and the purchase price.

(C) "Adjustment to Purchase Price" called for by the Agreement, is based on the difference between the MMIC Business Net Assets at the closing date compared to a pre-determined amount per the Agreement. Any differences will either be a payable to or a receivable from RTIS. The amount represents the "Adjustment to Purchase Price" had the Acquisition occurred on December 31, 1997.

(D) Amounts represent adjustments to the assets acquired and liabilities assumed based on the allocation of the purchase price: increase to fixed assets based on an independent appraisal; charge related to in-process research and development; the value of the work force in place; purchased technology relating to products currently in place; and goodwill related to the excess of the purchase price over the fair value of the assets acquired. The purchased technology, work force in place and goodwill will be amortized ratably over seven years.

(E) Concurrent with the Acquisition, TriQuint financed approximately $20,000 in equipment through a transaction whereby a leasing company purchased the equipment and the cash received from the financing was used in part to fund the cash consideration for the Acquisition. The difference between the operating lease payments and the depreciation of the sold assets recorded by the MMIC Business on a historical basis results in a decrease of approximately $1,413 in annual expenses.

(F) TriQuint and the MMIC Business estimate that, following the Acquisition, additional one-time charges to operations will be incurred associated with integrating the two businesses. However, these integration costs cannot be currently estimated.

                             TRIQUINT SEMICONDUCTOR, INC.

                          Notes to Pro Forma Consolidated
                        Condensed Financial Data, Continued
                                    (Unaudited)
                         (In thousands, except share data)


(G) The following table reconciles the number of shares used in the pro forma per share calculation to the number set forth in TriQuint's historical statement of operations:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
    Weighted average shares:
       Historical - basic                                            8,373,310
       Shares issued                                                   844,613
                                                                   ------------

       Pro forma - basic                                             9,217,923
                                                                   ------------
                                                                   ------------

       Historical - diluted                                          9,108,215
       Shares issued                                                   844,613
       Dilutive effect of RTIS stock options
         converted to TriQuint stock options*                           29,258
                                                                   ------------
       Pro forma - diluted                                           9,982,086
                                                                   ------------
                                                                   ------------

       *The 29,305 RTIS stock options outstanding at the designated closing date were converted into 61,452 TriQuint stock options. The dilutive effect of these options was calculated using the treasury stock method.

(H) As part of the Acquisition, TriQuint was given the option to "return" up to 10% of the work force of the MMIC Business to RTIS within ninety days of closing or April 13, 1998. TriQuint has partially exercised this option to date and, if fully exercised, the option may result in significant annual expense reductions. The pro forma consolidated condensed financial data does not reflect any adjustments for this option.

(I) Historically, the MMIC Business had sales to RTIS. The historical MMIC Business financial statements do not give effect to related party transactions since only direct revenues and direct operating expenses are presented. Due to the related party nature of these transactions in the past, the future sales volume and revenues associated with sales to RTIS cannot be currently estimated. Concurrent with the closing of the Acquisition, RTIS and the MMIC Business entered into a supply agreement whereby the MMIC Business agreed to provide and RTIS agreed to purchase, various MMIC Business products, including related design services.

                             TRIQUINT SEMICONDUCTOR, INC.

                          Notes to Pro Forma Consolidated
                        Condensed Financial Data, Continued
                                    (Unaudited)
                         (In thousands, except share data)


(J) Pursuant to the Agreement, and within one year from the closing of the Acquisition, RTIS has agreed to cooperate with TriQuint to move those operations of the MMIC Business which are located in the Research East Building to the North Building where the rest of the operations of the MMIC Business are located. RTIS has agreed to reimburse TriQuint up to $8,764 for TriQuint's reasonable out-of-pocket expenses in connection with the move as well as the cost of constructing and demising walls and other improvements in the North Building. As a result, TriQuint expects annual expense reductions relating to rent and utilities, although the magnitude of these reductions cannot be currently estimated.